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                                                                EXHIBIT 4.25



                      FORM OF SERIES A WARRANT CERTIFICATE
                    EXERCISABLE ON OR AFTER NOVEMBER 26, 1997
                       AND ON OR BEFORE DECEMBER 31, 2008

No. WA-[ ]
Private Placement Number 69340T 2* 0

                          Series A Warrant Certificate
                                PLD TELEKOM INC.

               This Series A Warrant Certificate ("this Warrant Certificate") certifies that _______________, or registered assigns, is the registered holder of _______ warrants expiring December 31, 2008 (the "Warrants") to purchase Common Shares (the "Common Shares"), of PLD Telekom Inc., a Delaware corporation ("the Company"). Each Warrant entitles the holder upon exercise to receive from the Company, at any time on or after 9:00 a.m., New York, New York time on November 26, 1997 and on or prior to the close of business on December 31, 2008 (the "Expiration Date"), one (1) fully paid and nonassessable Common Share (each a "Warrant Share") at the initial exercise price (the "Exercise Price") of $8.625 per share payable either in the form of cash or certified check, official bank check or bank cashier's check payable to the order of the Company or as otherwise provided in the Warrant Agreement referred to herein, upon surrender of this Warrant Certificate and payment of the aggregate Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement. The Exercise Price is subject to being reset, and the Exercise Price and, in some cases, the number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment, upon the occurrence of certain events set forth in the Warrant Agreement. All capitalized terms not defined herein shall have the meaning assigned to such terms in the Warrant Agreement.

               No Warrant may be exercised after 5:00 pm., New York, New York time on the Expiration Date and to the extent not exercised by such time such Warrants shall become void.

               Reference is hereby made to the further provisions of this Warrant Certificate set forth following the signature page hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

               This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.



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               This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

               IN WITNESS WHEREOF, PLD Telekom Inc. has caused this Warrant Certificate to be signed by its Chief Executive Officer and by its Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:  November __, 1997
                           PLD TELEKOM INC.



                           By:____________________________
                               Chief Executive Officer



                           By:_____________________________
                               Secretary
                                      (seal)


Countersigned:
The Bank of New York as Warrant Agent

By:___________________________________
    Authorized Signatory



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        THE WARRANTS REPRESENTED HEREBY AND, AS OF THE DATE THIS WARRANT
        CERTIFICATE WAS ORIGINALLY ISSUED, THE COMMON SHARES PURCHASABLE UPON THEIR EXERCISE, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND
        (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

        THE COMMON SHARES (THE "COMMON SHARES") FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. ACCORDINGLY, NO WARRANT HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (I) A REGISTRATION STATEMENT UNDER THE ACT COVERING THE OFFER AND SALE OF THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT (THE "WARRANT SHARES") HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC OR (II) THE OFFER AND SALE OF THE WARRANT SHARES TO THE WARRANT HOLDERS ARE EXEMPT FROM REGISTRATION UNDER THE ACT AND THE WARRANT HOLDER, IF SO REQUESTED BY THE COMPANY, HAS DELIVERED TO THE COMPANY AN OPINION OF COUNSEL TO SUCH EFFECT.

        TRANSFERS OF THE WARRANTS REPRESENTED HEREBY SHALL BE MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT.

               By accepting a Warrant Certificate bearing the legend above, each holder shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Company or the Warrant Agent) as fully and effectively as if such holder had signed the same.

               The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date, entitling the holder upon exercise to receive Common Shares of the Company (the "Common Shares"), and are issued or to be issued pursuant



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to a Warrant Agreement, dated as of November 26, 1997 (the "Warrant Agreement"), duly executed and delivered by the Company to The Bank of New York, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

               Warrants may be exercised at any time on or after 9:00 a.m., New York, New York time on November 26, 1997 and on or prior to the close of business on the Expiration Date. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in the form of cash or certified or official bank check or official bank cashier's check payable to the order of the Company or as otherwise provided in the Warrant Agreement, at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or such holder's assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

               The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be reset or otherwise adjusted. If the Exercise Price is adjusted, the Warrant Agreement generally provides that the number of Common Shares issuable upon the exercise of each Warrant shall be adjusted. No fractions of a Common Share will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

               The Holder of this Warrant Certificate is entitled to the registration rights as provided in the Registration Rights Agreement, dated as of November 26, 1997, among the Company, certain institutional investors identified therein and the Warrant Agent, relating to registration of the Warrants evidenced hereby and the Common Shares issuable upon exercise of the Warrants.

               Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by a legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

               Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agree-



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ment, without charge except for any tax or other governmental charge imposed in connection therewith.

               The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.



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                          Form of Election to Purchase
                    (To Be Executed Upon Exercise Of Warrant)

               The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ Common Shares and herewith tenders payment for such shares to the order of PLD Telekom Inc. in the amount of $____ in accordance with the terms hereof.

               The undersigned requests that a certificate for such shares be registered in the name of _____________________, whose address is ______________________ and that such shares be delivered to ________________
whose address is ___________.

               If said number of shares is less than all of the Common Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _________________, whose address is ______________, and that such Warrant
Certificate be delivered to _______________, whose address is
___________________.

Date: ____________

        Your Signature:___________________
        (Sign exactly as your name appears on the face of this Warrant):

                                    FORM OF TRANSFER NOTICE

               FOR VALUE RECEIVED the undersigned registered holder hereby sells, assigns and transfers unto

        Name:_______________________________________________
        Taxpayer Identification No.:________________________
        Address:____________________________________________

the within Warrant Certificate and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________ attorney to transfer the Warrants evidenced by said Warrant Certificate (the "Warrants") on the books of the Company with full power of substitution in the premises.

               In connection with any transfer of the Warrants occurring prior to the date which is the earlier of (i) the date of an effective Registration or
(ii) two years after the later of the original issuance of the Warrants or the last date on which the Warrants were held by an affiliate



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of the Company, the undersigned confirms, that without utilizing any general solicitation or general advertising:

                                    Check One

(a) [ ] the Warrants are being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

(b) [ ] the Warrants are being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant Certificate and the Warrant Agreement.

If none of the foregoing boxes is checked, the Warrant Agent shall not be obligated to register the Warrants in the name of any Person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 7(b) of the Warrant Agreement shall have been satisfied.

Date:___________________                  ______________________________________
                                          NOTICE: The signature to
                                          this assignment must correspond with
                                          the name as written upon the face of
                                          the within-mentioned instrument in
                                          every particular, without alteration
                                          or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

               The undersigned represents and warrants that it is purchasing this Warrant for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:__________________                ________________________________________
                                        (To be executed by an executive officer)